Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2026 THIRD QUARTER RESULTS

Improved Operating Performance Led by International Operations

ATLANTA, (November 2, 2026) -- Crawford & Company® (NYSE: CRD-A and CRD-B) is pleased to announce its financial results for the third quarter ended September 30, 2026.

Revenues before reimbursements decreased slightly to $321.6 million in the 2026 third quarter from $322.2 million in the 2025 third quarter. Third quarter net income was $15.0 million, or $0.31 per diluted share for CRD-A and CRD-B, compared to $12.4 million, or $0.25 per diluted share for CRD-A and CRD-B in the prior year quarter.

GAAP Consolidated Results
	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2026	2025	Change	2026	2025	Change
Revenues before reimbursements	$321.6	$322.2	—	$952.6	$957.2	—
Net income attributable to shareholders	15.0	12.4	21%	33.4	26.9	24%
Diluted earnings per share CRD-A	0.31	0.25	24%	0.68	0.54	26%
Diluted earnings per share CRD-B	0.31	0.25	24%	0.68	0.54	26%

Non-GAAP Consolidated Results
	Three Months Ended September 30,			Nine Months Ended September 30,
(in millions, except per share amounts)	2026	2025	Change	2026	2025	Change
Revenues before reimbursements on constant dollar basis	$313.7	$322.2	(3)%	$929.1	$957.2	(3)%
Consolidated adjusted operating earnings	28.8	26.6	8%	72.0	66.4	8%
Consolidated adjusted EBITDA	37.1	36.3	2%	97.0	94.5	3%
Non-GAAP net income attributable to shareholders	17.8	16.1	11%	44.4	37.6	18%
Non-GAAP diluted earnings per share CRD-A	0.37	0.32	16%	0.91	0.75	21%
Non-GAAP diluted earnings per share CRD-B	0.37	0.32	16%	0.91	0.76	20%

“Our third-quarter performance demonstrated Crawford’s ability to deliver improved operating results even in a mixed claims environment,” said Bruce Swain, president and chief executive officer of Crawford & Company. “Our earnings exceeded the prior year and were supported by weather-related claims activity and disciplined cost management in our International segment. We are encouraged by the strength of our client relationships, the growth in our new business pipeline, and the progress we are making to improve execution across the organization. While lower claims frequency and moderating weather-related activity are expected to pressure fourth-quarter results, our priorities remain clear: drive profitable market-share growth, accelerate our U.S. realignment, strengthen operating discipline, and build the capabilities required for long-term success. We believe these actions will strengthen Crawford's competitive position and support our long-term growth objectives.”

Segment Results for the Third Quarter

U.S. Property and Casualty

U.S. Property and Casualty revenues before reimbursements were $76.0 million in the third quarter of 2026, down 0.4% from $76.2 million in the third quarter of 2025, primarily driven by decreases in weather-related claims and staff augmentation levels within our Catastrophe Services business.

The segment had operating earnings of $9.7 million in the 2026 third quarter, decreasing from $9.8 million in the third quarter of 2025. The operating margin was 12.8% in the 2026 quarter, compared with 12.9% in the 2025 quarter. The decrease in operating earnings was primarily driven by the reduction in revenues as compared to the prior year quarter.

U.S. Property and Casualty revenues before reimbursements were $222.9 million in the nine months ended September 30, 2026, decreasing 7.5% from $240.9 million in the 2025 period, primarily driven by decreases in weather-related claims and staff augmentation levels within our Catastrophe Services business and a decrease in Contractor Connection.

The segment had operating earnings of $24.5 million in the nine months ended September 30, 2026, decreasing from $27.0 million in the 2025 period. The operating margin was 11.0% for the nine months ended September 30, 2026, compared with 11.2% in the 2025 period. The decrease in operating earnings was primarily driven by the reduction in revenues as compared to the prior year period.

Broadspire

Broadspire segment revenues before reimbursements were $109.0 million in the 2026 third quarter, decreasing 1.5% from $110.6 million in the 2025 third quarter driven by a reduction in casualty claims and subrogation, partially offset by increases in disability claims.

Broadspire operating earnings were $13.0 million in the third quarter of 2026, representing an operating margin of 11.9%, decreasing from $15.3 million, or 13.8% of revenues in the 2025 period. The decrease was due to the decreased revenues as well as an increase in software amortization costs.

Broadspire segment revenues before reimbursements were $323.1 million in the 2026 year-to-date period, increasing 0.2% from $322.4 million in the 2025 period due to increases in disability claims and medical management revenues.

Broadspire operating earnings were $39.6 million in the nine months ended September 30, 2026, representing an operating margin of 12.2%, decreasing from $41.5 million, or 12.9% of revenues in the 2025 period. The decrease was due to an increase in compensation and software amortization costs, partially offset by a reduction in centralized indirect support expenses.

International Operations

International Operations revenues before reimbursements were $136.7 million in the third quarter of 2026, up 1.0% from $135.3 million in the prior-year quarter. The disposition of the Crawford Legal Services businesses reduced revenues by $4.9 million, while foreign currency exchange rate movements increased revenues by $7.9 million. Excluding the effects of these items, revenues decreased $1.6 million, or 1.2%, from $130.4 million in the third quarter of 2025 to $128.8 million for the third quarter of 2026, driven primarily by a decrease in higher-value third-party administration claims within the U.K., partially offset by increases in third-party administration and weather-related activity within Canada.

Operating earnings were $10.7 million in the 2026 third quarter, increasing from $7.7 million in the 2025 period. The segment’s operating margin for the 2026 quarter increased to 7.8% compared with 5.7% in the 2025 quarter driven by improved operating results within Australia, Canada, and Latin America.

International Operations revenues before reimbursements were $406.5 million in the 2026 year-to-date period, up 3.2% from $393.8 million in the 2025 period. The disposition of the Crawford Legal Services businesses reduced revenues by $12.1 million, while foreign currency exchange rate movements increased revenues by $23.5 million. Excluding the effects of these items, revenues increased $1.6 million, or 0.4%, from $378.2 million for the nine months ended September 30, 2025 to $379.8 million for the nine months ended September 30, 2026, driven primarily by higher weather-related activity in Australia and Asia.

Operating earnings were $25.5 million in the nine months ended September 30, 2026, increasing from $17.2 million in the 2025 period. The segment’s operating margin for the nine months ended September 30, 2026 increased to 6.3% compared with 4.4% in the 2025 period driven by improved operating results within Australia, Canada, and Asia.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $4.5 million in the third quarter of 2026, compared with $6.1 million in the same period of 2025. The decrease in the 2026 quarter was primarily due to lower medical self-insurance and compensation expense. Unallocated corporate costs were $17.6 million for the nine months ended September 30, 2026, compared with $19.3 million in the same period of 2025. The decrease in the 2026 year to date period was primarily due to one-time $3.1 million indirect tax expense incurred in 2025, partially offset by increased compensation expense.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses (“SG&A”) increased $2.3 million, or 3.2%, in the three months ended September 30, 2026 as compared with the 2025 period, primarily due to increases in cloud software costs, insurance, and bad debt expense. SG&A decreased $4.9 million, or 2.2%, in the 2026 year-to-date period as compared with the 2025 period. The decrease was primarily due to a $3.1 million one-time indirect tax expense incurred in 2025 and lower compensation costs, partially offset by a $2.3 million software impairment charge in the 2026 second quarter.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of September 30, 2026, totaled $79.0 million, compared with $64.1 million at December 31, 2025. The Company’s total debt outstanding as of September 30, 2026, totaled $225.1 million, compared with $189.1 million at December 31, 2025.

The Company’s operations provided $29.0 million of cash during the first nine months of 2026, compared with $51.7 million provided in 2025. The decrease in cash provided was primarily driven by increases in billed and unbilled receivables, partially offset by higher earnings compared to prior year.

During the first nine months of 2026, the Company repurchased 1,815,458 shares of CRD-A at an average per-share cost of $11.80 and 108,963 shares of CRD-B at an average per-share cost of $10.25. In the first nine months of 2025, the Company repurchased 263,098 shares of CRD-A and 12,846 shares of CRD-B at an average cost of $10.71 and $10.40, respectively.

Conference Call

As previously announced, Crawford & Company will host a conference call on November 3, 2026, at 8:30 a.m. Eastern Time to discuss its third quarter 2026 results. The conference call can be accessed live by dialing 1-833-461-5787 and using Meeting ID 623275442. A presentation for the November 3, 2026 call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through November 10, 2026. You may dial 1-833-309-1852 and use passcode 623275442 to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, non-service pension costs, loss on disposition of businesses, net, software impairment, income taxes, and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, non-service pension costs, loss on disposition of businesses, net, software impairment, income taxes, and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, and non-service pension costs are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas in which Crawford does business:

		Three Months Ended				Nine Months Ended
(in thousands)		September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$184,918	57.5%	$186,845	58.0%	$546,049	57.3%	$563,365	58.9%
U.K.	GBP	41,036	12.8%	45,476	14.1%	127,220	13.4%	134,140	14.0%
Canada	CAD	25,222	7.8%	22,473	7.0%	72,691	7.6%	67,518	7.1%
Australia	AUD	26,198	8.1%	24,116	7.5%	72,327	7.6%	64,771	6.8%
Europe	EUR	18,365	5.7%	17,237	5.3%	54,255	5.7%	49,911	5.2%
Rest of World	Various	25,889	8.1%	26,024	8.1%	80,050	8.4%	77,495	8.0%
Total Revenues, before reimbursements		$321,628	100.0%	$322,171	100.0%	$952,592	100.0%	$957,200	100.0%

Following is a reconciliation of consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Operating earnings:
U.S. Property & Casualty	$9,700	$9,800	$24,471	$27,031
Broadspire	12,974	15,286	39,560	41,465
International Operations	10,668	7,652	25,527	17,203
Unallocated corporate and shared costs, net	(4,510)	(6,147)	(17,583)	(19,268)
Consolidated operating earnings	28,832	26,591	71,975	66,431
(Deduct) add:
Net corporate interest expense	(2,893)	(3,788)	(8,390)	(11,590)
Stock option expense	(135)	(52)	(435)	(450)
Amortization of intangible assets	(1,757)	(2,126)	(5,323)	(5,751)
Non-service pension costs	(1,720)	(2,363)	(5,158)	(7,050)
Loss on disposition of businesses, net	—	—	(1,285)	—
Software impairment	—	—	(2,294)	—
Contingent earnout adjustments	—	(60)	180	(503)
Income tax provision	(7,327)	(5,813)	(15,937)	(14,138)
Net loss (income) attributable to noncontrolling interests	8	19	28	(75)
Net income attributable to shareholders of Crawford & Company	$15,008	$12,408	$33,361	$26,874

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Net income attributable to shareholders of Crawford & Company	$15,008	$12,408	$33,361	$26,874
Add (Deduct):
Depreciation and amortization	9,351	10,084	28,436	29,545
Stock-based compensation	775	1,751	2,302	4,836
Net corporate interest expense	2,893	3,788	8,390	11,590
Non-service pension costs	1,720	2,363	5,158	7,050
Loss on disposition of businesses, net	—	—	1,285	—
Software impairment	—	—	2,294	—
Contingent earnout adjustments	—	60	(180)	503
Income tax provision	7,327	5,813	15,937	14,138
Non-GAAP adjusted EBITDA	$37,074	$36,267	$96,983	$94,536

Following is a reconciliation of operating cash flow to free cash flow for the nine months ended September 30, 2026 and 2025:

Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025	Change
Net Cash Provided by Operating Activities	$28,986	$51,715	$(22,729)
Less:
Property & Equipment Purchases, net	(4,063)	(3,765)	(298)
Capitalized Software (internal and external costs)	(17,507)	(23,821)	6,314
Free Cash Flow	$7,416	$24,129	$(16,713)

Non-GAAP consolidated results for 2026 and 2025 exclude the non-cash, after-tax adjustments for amortization of intangible assets, non-service-related pension costs, loss on disposition of businesses, net, software impairment, and contingent earnout adjustments.

Following are the reconciliations of GAAP Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect each of 2026 and 2025 before amortization of intangible assets, non-service related pension costs, loss on disposition of businesses, net, software impairment, and contingent earnout adjustments:

Three Months Ended September 30, 2026
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$22,327	$15,008	$0.31	$0.31
Adjustments:
Amortization of intangible assets	1,757	1,482	0.03	0.03
Non-service pension costs	1,720	1,323	0.03	0.03
Non-GAAP Adjusted	$25,804	$17,813	$0.37	$0.37

Three Months Ended September 30, 2025
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$18,202	$12,408	$0.25	$0.25
Adjustments:
Amortization of intangible assets	2,126	1,814	0.04	0.04
Non-service pension costs	2,363	1,831	0.04	0.04
Contingent earnout adjustments	60	60	-	-
Non-GAAP Adjusted	$22,751	$16,113	$0.32	$0.32

Nine Months Ended September 30, 2026
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$49,270	$33,361	$0.68	$0.68
Adjustments:
Amortization of intangible assets	5,323	4,488	0.09	0.09
Non-service pension costs	5,158	3,966	0.08	0.08
Loss on disposition of businesses, net	1,285	1,090	0.02	0.02
Software impairment	2,294	1,695	0.03	0.03
Contingent earnout adjustments	(180)	(180)	-	-
Non-GAAP Adjusted	$63,150	$44,420	$0.91	$0.91

Nine Months Ended September 30, 2025
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share
GAAP	$41,087	$26,874	$0.54	$0.54
Adjustments:
Amortization of intangible assets	5,751	4,814	0.10	0.10
Non-service pension costs	7,050	5,457	0.11	0.11
Contingent earnout adjustments	503	503	0.01	0.01
Non-GAAP Adjusted	$54,391	$37,648	$0.75	$0.76

(1) Sum of reconciling items may differ from total due to rounding of individual components.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	29,157	30,428	29,540	30,303
Class B Common Stock	18,907	19,142	18,944	19,144
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	29,603	30,925	30,018	30,805
Class B Common Stock	18,907	19,142	18,944	19,144

Further information regarding the Company’s operating results for the three and nine months ended September 30, 2026, financial position as of September 30, 2026, and cash flows for the nine months ended September 30, 2026 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL HOLLY BOUDREAU AT (404) 220-4388.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2026	2025	% Change

Revenues:
Revenues Before Reimbursements	$321,628	$322,171	(0)%
Reimbursements	8,279	10,636	(22)%
Total Revenues	329,907	332,807	(1)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	222,981	228,379	(2)%
Reimbursements	8,279	10,636	(22)%
Total Costs of Services	231,260	239,015	(3)%

Selling, General, and Administrative Expenses	71,646	69,393	3%
Corporate Interest Expense, Net	2,893	3,788	(24)%
Total Costs and Expenses	305,799	312,196	(2)%

Other Loss, Net	(1,781)	(2,409)	(26)%

Income Before Income Taxes	22,327	18,202	23%
Provision for Income Taxes	7,327	5,813	26%

Net Income	15,000	12,389	21%

Net Loss Attributable to Noncontrolling Interests	8	19	(58)%

Net Income Attributable to Shareholders of Crawford & Company	$15,008	$12,408	21%

Earnings Per Share - Basic:
Class A Common Stock	$0.31	$0.25	24%
Class B Common Stock	$0.31	$0.25	24%

Earnings Per Share - Diluted:
Class A Common Stock	$0.31	$0.25	24%
Class B Common Stock	$0.31	$0.25	24%

Cash Dividends Per Share:
Class A Common Stock	$0.08	$0.075	7%
Class B Common Stock	$0.08	$0.075	7%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2026	2025	% Change

Revenues:
Revenues Before Reimbursements	$952,592	$957,200	(0)%
Reimbursements	27,465	33,541	(18)%
Total Revenues	980,057	990,741	(1)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	670,839	674,996	(1)%
Reimbursements	27,465	33,541	(18)%
Total Costs of Services	698,304	708,537	(1)%

Selling, General, and Administrative Expenses	217,452	222,317	(2)%
Corporate Interest Expense, Net	8,390	11,590	(28)%
Loss on Disposition of Businesses, Net	1,285	-	nm
Total Costs and Expenses	925,431	942,444	(2)%

Other Loss, Net	(5,356)	(7,210)	(26)%

Income Before Income Taxes	49,270	41,087	20%
Provision for Income Taxes	15,937	14,138	13%

Net Income	33,333	26,949	24%

Net Loss (Income) Attributable to Noncontrolling Interests	28	(75)	137%

Net Income Attributable to Shareholders of Crawford & Company	$33,361	$26,874	24%

Earnings Per Share - Basic:
Class A Common Stock	$0.69	$0.54	28%
Class B Common Stock	$0.69	$0.54	28%

Earnings Per Share - Diluted:
Class A Common Stock	$0.68	$0.54	26%
Class B Common Stock	$0.68	$0.54	26%

Cash Dividends Per Share:
Class A Common Stock	$0.23	$0.215	7%
Class B Common Stock	$0.23	$0.215	7%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2026 and December 31, 2025

(In Thousands, Except Par Values)

	September 30,	December 31,
	2026	2025
(In thousands, except par value amounts)	(Unaudited)	*
ASSETS

Current Assets:
Cash and Cash Equivalents	$79,032	$64,079
Accounts Receivable, Net	124,089	115,661
Unbilled Revenues, at Estimated Billable Amounts	135,813	126,960
Income Taxes Receivable	3,901	4,350
Prepaid Expenses and Other Current Assets	37,532	41,362
Total Current Assets	380,367	352,412

Net Property and Equipment	14,832	16,649

Other Assets:
Operating Lease Right-of-Use Asset, Net	56,634	66,322
Goodwill	76,430	76,569
Intangible Assets Arising from Business Acquisitions, Net	61,073	66,352
Capitalized Software Costs, Net	110,073	112,812
Deferred Income Tax Assets	22,236	24,684
Other Noncurrent Assets	47,462	48,500
Total Other Assets	373,908	395,239

Total Assets	$769,107	$764,300

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$74,500	$38,500
Accounts Payable	40,061	39,769
Accrued Compensation and Related Costs	88,780	108,878
Self-Insured Risks	17,642	19,095
Income Taxes Payable	5,052	3,874
Operating Lease Liability	25,534	27,650
Other Accrued Liabilities	38,040	37,970
Deferred Revenues	34,302	33,834
Total Current Liabilities	323,911	309,570

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	150,573	150,593
Operating Lease Liability	42,136	53,531
Deferred Revenues	24,447	23,259
Accrued Pension Liabilities	12,760	17,910
Other Noncurrent Liabilities	31,407	38,005
Total Noncurrent Liabilities	261,323	283,298

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	28,754	29,860
Class B Common Stock, $1.00 Par Value	18,905	19,014
Additional Paid-in Capital	94,056	92,251
Retained Earnings	235,342	233,708
Accumulated Other Comprehensive Loss	(191,317)	(201,740)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	185,740	173,093
Noncontrolling Interests	(1,867)	(1,661)
Total Shareholders’ Investment	183,873	171,432

Total Liabilities and Shareholders’ Investment	$769,107	$764,300

(*)Derived from the audited Consolidated Balance Sheet

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

(In Thousands, Except Percentages)

Three Months Ended September 30,

	U.S. Property & Casualty		%	Broadspire		%	International Operations		%
	2026	2025	Change	2026	2025	Change	2026	2025	Change

Revenues Before Reimbursements	$75,953	$76,227	(0.4)%	$108,965	$110,618	(1.5)%	$136,710	$135,326	1.0%

Direct Compensation, Fringe Benefits & Non-Employee Labor	46,872	47,170	(0.6)%	62,011	62,828	(1.3)%	88,132	91,119	(3.3)%

% of Revenues Before Reimbursements	61.7%	61.9%		56.9%	56.8%		64.5%	67.3%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	19,381	19,257	0.6%	33,980	32,504	4.5%	37,910	36,555	3.7%

% of Revenues Before Reimbursements	25.5%	25.3%		31.2%	29.4%		27.7%	27.0%

Total Operating Expenses	66,253	66,427	(0.3)%	95,991	95,332	0.7%	126,042	127,674	(1.3)%

Operating Earnings (1)	$9,700	$9,800	(1.0)%	$12,974	$15,286	(15.1)%	$10,668	$7,652	39.4%

% of Revenues Before Reimbursements	12.8%	12.9%		11.9%	13.8%		7.8%	5.7%

Nine Months Ended September 30,

	U.S. Property & Casualty		%	Broadspire		%	International Operations		%
	2026	2025	Change	2026	2025	Change	2026	2025	Change

Revenues Before Reimbursements	$222,903	$240,917	(7.5)%	$323,146	$322,448	0.2%	$406,543	$393,835	3.2%

Direct Compensation, Fringe Benefits & Non-Employee Labor	137,854	148,958	(7.5)%	182,959	181,865	0.6%	267,460	265,751	0.6%

% of Revenues Before Reimbursements	61.8%	61.8%		56.6%	56.4%		65.8%	67.5%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	60,578	64,928	(6.7)%	100,627	99,118	1.5%	113,556	110,881	2.4%

% of Revenues Before Reimbursements	27.2%	27.0%		31.1%	30.7%		27.9%	28.2%

Total Operating Expenses	198,432	213,886	(7.2)%	283,586	280,983	0.9%	381,016	376,632	1.2%

Operating Earnings(1)	$24,471	$27,031	(9.5)%	$39,560	$41,465	(4.6)%	$25,527	$17,203	48.4%

% of Revenues Before Reimbursements	11.0%	11.2%		12.2%	12.9%		6.3%	4.4%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, non-service pension costs, contingent earnout adjustments, loss on disposition of businesses, net, software impairment, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year-to-Date Period Ended September 30, 2026 and September 30, 2025

(In Thousands)

	2026	2025
Cash Flows From Operating Activities:
Net income	$33,333	$26,949
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	28,436	29,545
Software impairment	2,294	—
Stock-based compensation	2,302	4,836
Loss on disposal of property and equipment	21	1,021
Loss on disposition of businesses, net	1,285	—
Contingent earnout adjustments	(180)	503
Changes in operating assets and liabilities:
Accounts receivable, net	(9,235)	13,153
Unbilled revenues, net	(12,389)	(3,146)
Accrued or prepaid income taxes	2,487	74
Accounts payable and accrued liabilities	(23,635)	(23,557)
Deferred revenues	1,471	(272)
Accrued retirement costs	(895)	5,098
Prepaid expenses and other operating activities	3,691	(2,489)
Net cash provided by operating activities	28,986	51,715

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(4,063)	(3,765)
Capitalization of computer software costs	(17,507)	(23,821)
Proceeds from settlement of life insurance policies	—	295
Proceeds from business dispositions, net of cash	5,307	2,046
Net cash used in investing activities	(16,263)	(25,245)

Cash Flows From Financing Activities:
Cash dividends paid	(11,118)	(10,639)
Payments related to shares received for withholding taxes under employee stock-based compensation plans	(1,955)	—
Repurchases of common stock	(22,533)	(2,953)
Increases in short-term and revolving credit facility borrowings	54,000	54,720
Payments on short-term and revolving credit facility borrowings	(18,000)	(55,449)
Payments of contingent consideration on acquisitions	(95)	(1,326)
Increases in fiduciary liabilities	1,574	—
Other financing activities	1,977	1,840
Net provided (used) in financing activities	3,850	(13,807)

Effects of exchange rate changes on cash and cash equivalents	47	123
Increase in cash, cash equivalents, and restricted cash(1)	16,620	12,786
Cash, cash equivalents, and restricted cash at beginning of year(1)	64,546	56,329
Cash, cash equivalents, and restricted cash at end of period(1)	$81,166	$69,115

Supplemental cash flow information:
Income taxes paid	$13,781	$13,304
Interest paid	10,001	13,504

(1) The 2026 amounts include beginning restricted cash of $467 at December 31, 2025, and ending restricted cash of $2,134 at September 30, 2026, and the 2025 amounts include beginning restricted cash of $917 at December 31, 2024, and ending restricted cash of $348 at September 30, 2025, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.